Exhibit 99.1
NEWS RELEASE
ARTHUR J. GALLAGHER & CO. ANNOUNCES
THIRD QUARTER 2026 FINANCIAL RESULTS
ROLLING MEADOWS, IL, October 29, 2026 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended September 30, 2026. Management will host a webcast conference call to discuss these results on Thursday, October 29, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release, the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.
Summary of Financial Results - Third Quarter

	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	3rd Q 26	3rd Q 25	3rd Q 26	3rd Q 25	3rd Q 26	3rd Q 25	3rd Q 26	3rd Q 25
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,473	$2,922	$515	$409	$1,036	$839	$1.97	$1.57
Net (gains) losses on divestitures	(13)	8	(10)	6	(13)	8	(0.04)	0.02
Acquisition integration	—	—	77	50	103	66	0.30	0.19
Workforce and lease termination	—	—	27	16	35	22	0.10	0.06
Acquisition-related adjustments	—	—	50	47	61	46	0.19	0.18
Amortization of intangible assets	—	—	212	163	—	—	0.82	0.63
Effective income tax rate impact	—	—	—	2	—	—	—	0.01
Levelized foreign currency translation	—	(2)	—	(5)	—	(6)	—	(0.02)
Brokerage, as adjusted	3,460	2,928	871	688	1,222	975	3.34	2.64
Risk Management, as reported	457	402	61	50	101	82	0.24	0.19
Acquisition integration	—	—	—	1	—	2	—	0.01
Workforce and lease termination	—	—	1	3	1	4	—	0.01
Acquisition-related adjustments	—	—	1	—	2	—	0.01	—
Amortization of intangible assets	—	—	5	3	—	—	0.02	0.01
Levelized foreign currency translation	—	5	—	1	—	1	—	—
Risk Management, as adjusted	457	407	68	58	104	89	0.27	0.22
Corporate, as reported	—	1	(170)	(186)	(89)	(109)	(0.66)	(0.72)
Transaction-related costs	—	—	14	36	17	34	0.05	0.14
Legal, tax and benefit plan-related	—	—	(1)	8	(1)	24	—	0.03
Corporate, as adjusted	—	1	(157)	(142)	(73)	(51)	(0.61)	(0.55)
Total Company, as reported	$3,930	$3,325	$406	$273	$1,048	$812	$1.55	$1.04
Total Company, as adjusted	$3,917	$3,336	$782	$604	$1,253	$1,013	$3.00	$2.31
Total Brokerage & Risk Management, as reported	$3,930	$3,324	$576	$459	$1,137	$921	$2.21	$1.76
Total Brokerage & Risk Management, as adjusted	$3,917	$3,335	$939	$746	$1,326	$1,064	$3.61	$2.86
For third quarter 2025, reported and adjusted amounts for the Brokerage Segment include approximately $76 million of incremental interest income, or approximately 22 cents after-tax, earned on the cash proceeds associated with the AssuredPartners Financing in December 2024.
For third quarter 2026, the pretax impact of adjustments for the Brokerage, Risk Management, and Corporate Segments totals $477 million, $10 million and $16 million, respectively, and corresponding adjustment to the provision (benefit) for income taxes was $121 million, $3 million and ($3) million, respectively, relating to these adjustments. A detailed reconciliation is shown on page 17.
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“We delivered another excellent quarter!” said J. Patrick Gallagher, Jr., Chairman and CEO. “Our combined Brokerage and Risk Management segments delivered revenue growth of 18%, including organic growth of 5%. Net earnings grew 25%, and adjusted EBITDAC also grew 25%, marking our 26th consecutive quarter of double-digit adjusted EBITDAC growth, together with another quarter of margin expansion. Strong client retention, excellent new business and continued growth in our clients’ businesses, together with our continued success growing through acquisitions, demonstrate the strength of our two-pronged growth strategy and the diversity of our business.
“These results demonstrate the strength and resilience of our diversified model as market conditions evolve. As risk becomes more complex, our clients continue to value our advice, advocacy, analytics and market access. We have a terrific team, a proven strategy and significant opportunities ahead of us, and we remain very confident in our ability to create long-term value for our clients, colleagues and shareholders.”

Summary of Financial Results - Nine-Months ended September 30

	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	9 Mths 26	9 Mths 25	9 Mths 26	9 Mths 25	9 Mths 26	9 Mths 25	9 Mths 26	9 Mths 25
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$11,268	$9,023	$1,878	$1,735	$3,546	$3,082	$7.22	$6.65
Net (gains) on divestitures	(28)	(4)	(21)	(3)	(28)	(4)	(0.08)	(0.01)
Acquisition integration	—	—	226	113	303	151	0.87	0.43
Workforce and lease termination	—	—	77	58	102	77	0.30	0.22
Acquisition-related adjustments	—	—	138	97	181	126	0.53	0.37
Amortization of intangible assets	—	—	631	445	—	—	2.43	1.71
Effective income tax rate impact	—	—	—	3	—	—	—	0.01
Levelized foreign currency translation	—	56	—	1	—	4	—	0.01
Brokerage, as adjusted	11,240	9,075	2,929	2,449	4,104	3,436	11.27	9.39
Risk Management, as reported	1,338	1,168	168	134	283	229	0.65	0.51
Acquisition integration	—	—	2	3	2	6	0.01	0.02
Workforce and lease termination	—	—	3	9	4	11	0.01	0.03
Acquisition-related adjustments	—	—	7	1	10	1	0.03	0.01
Amortization of intangible assets	—	—	15	12	—	—	0.06	0.04
Levelized foreign currency translation	—	17	—	3	—	3	—	0.01
Risk Management, as adjusted	1,338	1,185	195	162	299	250	0.76	0.62
Corporate, as reported	(5)	1	(493)	(519)	(278)	(342)	(1.90)	(2.00)
Transaction-related costs	—	—	30	80	36	86	0.12	0.31
Legal, tax and benefit plan-related	—	—	16	8	38	24	0.06	0.03
Clean energy-related	5	—	3	—	5	—	0.01	—
Corporate, as adjusted	—	1	(444)	(431)	(199)	(232)	(1.71)	(1.66)
Total Company, as reported	$12,601	$10,192	$1,553	$1,350	$3,551	$2,969	$5.97	$5.16
Total Company, as adjusted	$12,578	$10,261	$2,680	$2,180	$4,204	$3,454	$10.32	$8.35
Total Brokerage & Risk Management, as reported	$12,606	$10,191	$2,046	$1,869	$3,829	$3,311	$7.87	$7.16
Total Brokerage & Risk Management, as adjusted	$12,578	$10,260	$3,124	$2,611	$4,403	$3,686	$12.03	$10.01

For the nine-month period ended September 30, 2025, reported and adjusted amounts for the Brokerage Segment include approximately $363 million of incremental interest income, or approximately $1.05 after-tax, earned on the cash proceeds associated with the AssuredPartners Financing in December 2024.
For the nine-month period ended September 30, 2026, the pretax impact of adjustments for the Brokerage, Risk Management, and Corporate Segments totals $1,413 million, $37 million and $79 million, respectively, and corresponding adjustment to the provision (benefit) for income taxes was $362 million, $10 million and ($30) million, respectively, relating to these adjustments. A detailed reconciliation is shown on page 19.
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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Organic Revenues (Non-GAAP)	3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Base Commissions and Fees
Commissions and fees, as reported	$3,147	$2,573	$10,242	$7,829
Less commissions and fees from acquisitions, divested operations and other	(838)	(358)	(2,550)	(502)
Levelized foreign currency translation	—	(3)	—	48
Organic base commissions and fees	$2,309	$2,212	$7,692	$7,375
Organic change in base commissions and fees	4%		4%
Supplemental Revenues
Supplemental revenues, as reported	$148	$117	$469	$334
Less supplemental revenues from acquisitions, divested operations and other	(24)	$(8)	(87)	(8)
Levelized foreign currency translation	—	—	—	2
Organic supplemental revenues	$124	$109	$382	$328
Organic change in supplemental revenues	14%		16%
Contingent Revenues
Contingent revenues, as reported	$74	$75	$280	$241
Less contingent revenues from acquisitions, divested operations and other	(14)	(15)	(57)	(15)
Levelized foreign currency translation	—	—	—	1
Organic contingent revenues	$60	$60	$223	$227
Organic change in contingent revenues	—%		(2%)
Total reported commissions, fees, supplemental revenues and contingent revenues	$3,369	$2,765	$10,991	$8,404
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions, divested operations and other	(876)	(381)	(2,694)	(525)
Levelized foreign currency translation	—	(3)	—	51
Total organic commissions, fees, supplemental revenues and contingent revenues	$2,493	$2,381	$8,297	$7,930
Total organic change	5%		5%

Acquisition Activity	3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Number of acquisitions closed *	5	6	19	25
Estimated annualized revenues acquired (in millions)	$102	$3,036	$209	$3,390
*    In the third quarter of 2025, 9,000 shares of Gallagher common stock were issued directly to sellers in connection with tax-free exchange acquisitions. No shares were issued in connection with tax-free exchange acquisitions in the third quarter of 2026.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Compensation Expense and Ratios		3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Compensation expense, as reported		$1,929	$1,649	$6,157	$4,792
Acquisition integration		(61)	(38)	(151)	(86)
Workforce and lease termination related charges		(31)	(16)	(84)	(68)
Acquisition-related adjustments		(61)	(46)	(181)	(126)
Levelized foreign currency translation		—	2	—	39
Compensation expense, as adjusted		$1,776	$1,551	$5,741	$4,551
Reported compensation expense ratios using reported revenues on pages 1 and 2	*	55.5%	56.4%	54.6%	53.1%
Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	**	51.3%	53.0%	51.1%	50.2%
*    Reported third quarter 2026 compensation expense ratio was 0.9 pts lower than third quarter 2025. This ratio was primarily impacted by higher integration and acquisition related costs, as well as lower interest income revenues in the quarter, as third quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024. These items were more than offset by lower employee benefits and the roll-in of AssuredPartners, including the impact of compensation savings related to synergies.

**    Adjusted third quarter 2026 compensation expense ratio was 1.7 pts lower than third quarter 2025. This ratio was primarily impacted by lower interest income revenues in the quarter, as third quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024. This was more than offset by the roll-in of AssuredPartners, including the impact of compensation savings related to synergies.

Operating Expense and Ratios		3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Operating expense, as reported		$508	$434	$1,565	$1,149
Acquisition integration		(42)	(28)	(152)	(65)
Workforce and lease termination related charges		(4)	(6)	(18)	(9)
Levelized foreign currency translation		—	2	—	13
Operating expense, as adjusted		$462	$402	$1,395	$1,088
Reported operating expense ratios using reported revenues on pages 1 and 2	*	14.6%	14.8%	13.9%	12.7%
Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	13.4%	13.7%	12.4%	12.0%
*    Reported third quarter 2026 operating expense ratio was 0.2 pts lower than third quarter 2025. Adjusted third quarter 2026 operating expense ratio was 0.3 pts lower than third quarter 2025. Both ratios were impacted by lower interest income revenues in the quarter, as third quarter 2025 included interest income earned on cash proceeds associated with the AssuredPartners Financing in December 2024, which was more than offset by the roll-in of AssuredPartners, including the impact of operating expense savings related to synergies.
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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		3rd Q 26	3rd Q 25		9 Mths 26	9 Mths 25
Net earnings, as reported		$515	$409		$1,878	$1,735
Provision for income taxes		176	141		643	600
Depreciation		46	42		140	113
Amortization		284	218		849	596
Change in estimated acquisition earnout payables		15	29		36	38
EBITDAC		1,036	839		3,546	3,082
Net (gains) losses on divestitures		(13)	8		(28)	(4)
Acquisition integration		103	66		303	151
Workforce and lease termination related charges		35	22		102	77
Acquisition-related adjustments		61	46		181	126
Levelized foreign currency translation		—	(6)		—	4
EBITDAC, as adjusted		$1,222	$975		$4,104	$3,436
Net earnings margin, as reported using reported revenues on pages 1 and 2		14.8%	14.0%		16.7%	19.2%
EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	*	35.3%	33.3%	**	36.5%	37.9%
*    Third quarter 2025 adjusted EBITDAC includes approximately $76 million of interest income revenues earned on the cash proceeds associated with the AssuredPartners Financing in December 2024. The interest income in the prior period, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, favorably impacted the year-over-year change in third quarter adjusted EBITDAC margin by approximately 0.4%.
**    Adjusted EBITDAC for the nine-month period ended September 30, 2025 includes approximately $363 million of interest income revenues earned on the cash proceeds associated with the AssuredPartners Financing in December 2024. The interest income in the prior year, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, unfavorably impacted the year-over-year change in adjusted EBITDAC margin for the nine-month period ended September 30, by approximately 2.2%.

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Organic Revenues (Non-GAAP)	3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Fees	$444	$390	$1,297	$1,135
International performance bonus fees	4	3	16	6
Fees as reported	448	393	1,313	1,141
Less fees from acquisitions, divestitures and other	(13)	—	(37)	(2)
Levelized foreign currency translation	—	4	—	16
Organic fees	$435	$397	$1,276	$1,155
Organic change in fees	10%		10%

Acquisition Activity	3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Number of acquisitions closed	—	—	2	1
Estimated annualized revenues acquired (in millions)	$—	$—	$15	$38
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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

Compensation Expense and Ratios		3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Compensation expense, as reported		$271	$244	$809	$719
Acquisition integration		—	(1)	—	(3)
Workforce and lease termination related charges		(1)	(3)	(4)	(9)
Acquisition-related adjustments		(2)	—	(10)	(1)
Levelized foreign currency translation		—	3	—	12
Compensation expense, as adjusted		$268	$243	$795	$718
Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	59.3%	60.6%	60.5%	61.6%
Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	**	58.6%	59.7%	59.4%	60.6%
*    Reported third quarter 2026 compensation expense ratio was 1.3 pts lower than third quarter 2025. This ratio was primarily impacted by savings related to headcount controls and employee benefits as well as lesser workforce related charges.
**    Adjusted third quarter 2026 compensation expense ratio was 1.1 pts lower than third quarter 2025. This ratio was primarily impacted by savings related to headcount controls and employee benefits.

Operating Expense and Ratios		3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Operating expense, as reported		$85	$76	$246	$220
Acquisition integration		—	(1)	(2)	(3)
Workforce and lease termination related charges		—	(1)	—	(2)
Levelized foreign currency translation		—	1	—	2
Operating expense, as adjusted		$85	$75	$244	$217
Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	18.6%	19.0%	18.4%	18.9%
Adjusted operating expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	**	18.6%	18.4%	18.2%	18.3%
*    Reported third quarter 2026 operating expense ratio was 0.4 pts lower than third quarter 2025. This ratio was primarily impacted by lower integration and workforce related charges, partially offset by additional investments in technology.

**    Adjusted third quarter 2026 operating expense ratio was 0.2 pts higher than third quarter 2025. This ratio was primarily impacted by additional investments in technology.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	3rd Q 26	3rd Q 25	9 Mths 26	9 Mths 25
Net earnings, as reported	$61	$50	$168	$134
Provision for income taxes	22	18	61	48
Depreciation	10	10	30	30
Amortization	7	4	21	16
Change in estimated acquisition earnout payables	1	—	3	1
EBITDAC	101	82	283	229
Acquisition integration	—	2	2	6
Workforce and lease termination related charges	1	4	4	11
Acquisition-related adjustments	2	—	10	1
Levelized foreign currency translation	—	1	—	3
EBITDAC, as adjusted	$104	$89	$299	$250
Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	13.3%	12.3%	12.6%	11.4%
EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	22.8%	21.9%	22.4%	21.1%
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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliation Information (dollars in millions):
See “Information Regarding Non-GAAP Measures” beginning on page 9 of 20.

3rd Quarter	2026			2025
	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(169)	$44	$(125)	$(162)	$42	$(120)
Clean energy-related	(2)	1	(1)	(2)	1	(1)
Acquisition costs (1)	(22)	3	(19)	(38)	(1)	(39)
Corporate (2)	(66)	41	(25)	(70)	44	(26)
Reported 3rd quarter	(259)	89	(170)	(272)	86	(186)
Adjustments
Transaction-related costs (1)	17	(3)	14	34	2	36
Legal and tax-related (4)	(1)	—	(1)	24	(16)	8
Components of Corporate Segment, as adjusted
Interest and banking costs	(169)	44	(125)	(162)	42	(120)
Clean energy-related	(2)	1	(1)	(2)	1	(1)
Acquisition costs	(5)	—	(5)	(4)	1	(3)
Corporate (2)	(67)	41	(26)	(46)	28	(18)
Adjusted 3rd quarter	$(243)	$86	$(157)	$(214)	$72	$(142)

Nine Months
Components of Corporate Segment, as reported
Interest and banking costs	$(496)	$129	$(367)	$(480)	$125	$(355)
Clean energy-related	(11)	4	(7)	(6)	2	(4)
Acquisition costs (1)	(50)	8	(42)	(98)	8	(90)
Corporate (2)	(221)	144	(77)	(241)	171	(70)
Reported nine months	(778)	285	(493)	(825)	306	(519)
Adjustments
Clean energy-related (3)	5	(2)	3	—	—	—
Transaction-related costs (1)	36	(6)	30	86	(6)	80
Legal and tax-related (4)	30	(20)	10	24	(16)	8
Benefit plan-related (5)	8	(2)	6	—	—	—
Components of Corporate Segment, as adjusted
Interest and banking costs	(496)	129	(367)	(480)	125	(355)
Clean energy-related	(6)	2	(4)	(6)	2	(4)
Acquisition costs	(14)	2	(12)	(12)	2	(10)
Corporate (2)	(183)	122	(61)	(217)	155	(62)
Adjusted nine months	$(699)	$255	$(444)	$(715)	$284	$(431)
(1)Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with completed, future and terminated acquisitions. Adjustments primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed in August 2025 and April 2025, respectively.
(2)Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(9) million in third quarter 2026 and a net unrealized foreign exchange remeasurement gain of $5 million in third quarter 2025. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(3) million in the nine-month period ended September 30, 2026 and a net unrealized foreign exchange remeasurement loss of $(43) million in the nine-month period ended September 30, 2025.
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(3)Adjustments in the nine-month period ended September 30, 2026 include the write-down of a clean energy-related investment.
(4)Adjustments in third quarter 2026 and 2025 and the nine-month periods ended September 30, 2026 and 2025 include costs associated with legal and tax matters.
(5)Adjustments in the nine-month period ended September 30, 2026 include costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.

Interest, banking costs and debt - At September 30, 2026, Gallagher had $9,550 million of borrowings from public debt, $2,683 million of borrowings from private placements and $630 million of borrowings under its line of credit facility. In addition, Gallagher had $228 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations, as applicable.
Clean energy-related - For 2026, this consists of operating results related to Gallagher’s investments in new clean energy projects, primarily fusion and carbon sequestration projects.
Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.
Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate-level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.
Income taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rates for the quarters ended September 30, 2026 and 2025 were 21.2% and 21.1%, respectively.
AssuredPartners - In fourth quarter 2024 and first quarter 2025, Gallagher raised a total of approximately $14 billion of cash via a follow-on common stock offering and senior notes issuance to fund the AssuredPartners acquisition (collectively, the AssuredPartners Financing), which was completed in third quarter 2025 for approximately $14 billion.
Share repurchases - In the third quarter of 2026, Gallagher repurchased approximately 0.4 million shares of its common stock for approximately $100 million. For the nine-month period ended September 30, 2026, Gallagher repurchased approximately 2.7 million shares of its common stock for approximately $580 million.
Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, October 29, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.
About Arthur J. Gallagher & Co.
Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.
Information Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; acquisition rollover revenues; statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.
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Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.
Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; protectionism such as tariffs and trade disruptions; a recession or economic downturn; a U.S. government shutdown; political instability, such as global armed conflicts; its actual acquisition opportunities, including closing risks related to pending acquisitions; risks with respect to larger acquisitions such as AssuredPartners, the largest acquisition in its history, including risks related to its ability to successfully integrate operations and the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize expected benefits of such acquisitions; damage to its reputation due to its failure to uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate- and other sustainability-related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively to its business and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; risks related to “AI-washing”; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large natural or man-made events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.
Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.
Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.
Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 17 to 20 for a reconciliation of the adjustments made to income taxes.
Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, are each adjusted to exclude the following, as applicable:
9 of 20

•Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.
•Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager, Woodruff Sawyer and AssuredPartners), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT-related systems.
•Transaction-related costs, which are associated with completed, future and terminated acquisitions. Costs primarily relate to the acquisitions of AssuredPartners and Woodruff Sawyer, which closed in August 2025 and April 2025, respectively. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.
•Workforce-related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.
•Lease termination-related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.
•Acquisition-related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, these adjustments may from time to time include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date.
•Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.
•The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.
•Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.
•Clean energy-related, which represents the impact of adjustments in first quarter 2026 related to the write-down of a clean energy-related investment.
•Legal and tax-related, which represents the impact of adjustments in second quarter 2026 and third quarter 2025 related to costs associated with legal and tax matters.
•Benefit plan-related, which represents the impact of adjustments in second quarter 2026 related to costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.
Adjusted ratios - Adjusted compensation expense and adjusted operating expense ratios are each expense divided by adjusted revenues.
Non-GAAP Earnings Measures
•EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.
•EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains (losses) on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, and the period-over-period impact of foreign currency translation, as applicable, (and for the Corporate segment, the clean energy related adjustments described above) and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
•EPS, as Adjusted and Net Earnings, as Adjusted - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains (losses) on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net
10 of 20

Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.
Organic Revenues (a non-GAAP measure) - Organic revenue change measures the year-over-year percentage change in organic revenue. For the Brokerage segment, organic revenue consists of base commission and fee revenues, supplemental revenues and contingent revenues, excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, estimate changes, run-off of a business and the restructuring and/or repricing of programs and products, in each year presented. Because the AssuredPartners acquisition closed in the middle of third quarter 2025 (on August 18, 2025), organic revenue for the three-month and nine-month periods ended September 30, 2026 excludes all AssuredPartners revenues, including revenues earned after the first anniversary of the acquisition, and the comparable 2025 periods likewise exclude AssuredPartners revenues. Such revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation; revenue from certain large life product sales within Gallagher’s Executive Life and Benefits practice group (which are typically large singular transactions with a high degree of variability in amount and timing); and revenue attributable to changes in assumptions used to calculate estimated deferred revenues, which impact the quarterly timing of revenues during the annual contract period. For the Risk Management segment, organic revenue consists of fee revenues excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each period presented. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.
Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 5 and 6), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6, respectively, for the Brokerage and Risk Management segments).
11 of 20

Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30
(Unaudited - in millions)

Brokerage Segment	3rd Q Ended Sept 30, 2026	3rd Q Ended Sept 30, 2025	9 Mths Ended Sept 30, 2026	9 Mths Ended Sept 30, 2025
Commissions	$2,371	$1,908	$7,936	$5,965
Fees	776	665	2,306	1,864
Supplemental revenues	148	117	469	334
Contingent revenues	74	75	280	241
Interest income, premium finance revenues and other income	104	157	277	619
Total revenues	3,473	2,922	11,268	9,023
Compensation	1,929	1,649	6,157	4,792
Operating	508	434	1,565	1,149
Depreciation	46	42	140	113
Amortization	284	218	849	596
Change in estimated acquisition earnout payables	15	29	36	38
Expenses	2,782	2,372	8,747	6,688
Earnings before income taxes	691	550	2,521	2,335
Provision for income taxes	176	141	643	600
Net earnings	515	409	1,878	1,735
Net earnings attributable to noncontrolling interests	3	1	4	6
Net earnings attributable to controlling interests	$512	$408	$1,874	$1,729

EBITDAC
Net earnings	$515	$409	$1,878	$1,735
Provision for income taxes	176	141	643	600
Depreciation	46	42	140	113
Amortization	284	218	849	596
Change in estimated acquisition earnout payables	15	29	36	38
EBITDAC	$1,036	$839	$3,546	$3,082
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
12 of 20

Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30
(Unaudited - in millions)

Risk Management Segment	3rd Q Ended Sept 30, 2026	3rd Q Ended Sept 30, 2025	9 Mths Ended Sept 30, 2026	9 Mths Ended Sept 30, 2025
Fees	$448	$393	$1,313	$1,141
Interest income and other income	9	9	25	27
Revenues before reimbursements	457	402	1,338	1,168
Reimbursements	46	40	136	122
Total revenues	503	442	1,474	1,290
Compensation	271	244	809	719
Operating	85	76	246	220
Reimbursements	46	40	136	122
Depreciation	10	10	30	30
Amortization	7	4	21	16
Change in estimated acquisition earnout payables	1	—	3	1
Expenses	420	374	1,245	1,108
Earnings before income taxes	83	68	229	182
Provision for income taxes	22	18	61	48
Net earnings	61	50	168	134
Net earnings attributable to noncontrolling interests	—	—	—	—
Net earnings attributable to controlling interests	$61	$50	$168	$134

EBITDAC
Net earnings	$61	$50	$168	$134
Provision for income taxes	22	18	61	48
Depreciation	10	10	30	30
Amortization	7	4	21	16
Change in estimated acquisition earnout payables	1	—	3	1
EBITDAC	$101	$82	$283	$229
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.

13 of 20

Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30
(Unaudited - in millions)

Corporate Segment	3rd Q Ended Sept 30, 2026	3rd Q Ended Sept 30, 2025	9 Mths Ended Sept 30, 2026	9 Mths Ended Sept 30, 2025
Other gain (loss)	$—	$1	$(5)	$1
Total revenues	—	1	(5)	1
Compensation	37	39	117	122
Operating	52	71	156	221
Interest	168	161	494	477
Depreciation	2	2	6	6
Expenses	259	273	773	826
Loss before income taxes	(259)	(272)	(778)	(825)
Benefit for income taxes	(89)	(86)	(285)	(306)
Net loss	(170)	(186)	(493)	(519)
Net loss attributable to noncontrolling interests	—	—	—	—
Net loss attributable to controlling interests	$(170)	$(186)	$(493)	$(519)
EBITDAC
Net loss	$(170)	$(186)	$(493)	$(519)
Benefit for income taxes	(89)	(86)	(285)	(306)
Interest	168	161	494	477
Depreciation	2	2	6	6
EBITDAC	$(89)	$(109)	$(278)	$(342)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
14 of 20

Arthur J. Gallagher & Co.
Reported Statement of Earnings and EBITDAC - 3rd Quarter September 30
(Unaudited - in millions except per share data)

Total Company	3rd Q Ended Sept 30, 2026	3rd Q Ended Sept 30, 2025	9 Mths Ended Sept 30, 2026	9 Mths Ended Sept 30, 2025
Commissions	$2,371	$1,908	$7,936	$5,965
Fees	1,224	1,058	3,619	3,005
Supplemental revenues	148	117	469	334
Contingent revenues	74	75	280	241
Interest income, premium finance revenues and other income	113	167	297	647
Revenues before reimbursements	3,930	3,325	12,601	10,192
Reimbursements	46	40	136	122
Total revenues	3,976	3,365	12,737	10,314
Compensation	2,237	1,932	7,083	5,633
Operating	645	581	1,967	1,590
Reimbursements	46	40	136	122
Interest	168	161	494	477
Depreciation	58	54	176	149
Amortization	291	222	870	612
Change in estimated acquisition earnout payables	16	29	39	39
Expenses	3,461	3,019	10,765	8,622
Earnings before income taxes	515	346	1,972	1,692
Provision for income taxes	109	73	419	342
Net earnings	406	273	1,553	1,350
Net earnings attributable to noncontrolling interests	3	1	4	6
Net earnings attributable to controlling interests	$403	$272	$1,549	$1,344
Diluted net earnings per share	$1.55	$1.04	$5.97	$5.16
Dividends declared per share	$0.70	$0.65	$2.10	$1.95
EBITDAC
Net earnings	$406	$273	$1,553	$1,350
Provision for income taxes	109	73	419	342
Interest	168	161	494	477
Depreciation	58	54	176	149
Amortization	291	222	870	612
Change in estimated acquisition earnout payables	16	29	39	39
EBITDAC	$1,048	$812	$3,551	$2,969
See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
15 of 20

Arthur J. Gallagher & Co.
Consolidated Balance Sheet
(Unaudited - in millions)

	Sept 30, 2026	Dec 31, 2025
Cash and cash equivalents	$1,213	$1,396
Fiduciary assets (includes fiduciary cash of $7,596 in 2026 and $7,142 in 2025)	34,345	26,899
Accounts receivable, net	5,977	5,175
Other current assets	786	886
Total current assets	42,321	34,356
Fixed assets - net	757	789
Deferred income taxes	45	43
Other noncurrent assets	1,744	1,602
Right-of-use assets	610	598
Goodwill	23,385	22,593
Amortizable intangible assets - net	10,202	10,684
Total assets	$79,064	$70,665

Fiduciary liabilities	$34,345	$26,899
Accrued compensation and other current liabilities	3,776	4,017
Deferred revenue - current	839	737
Premium financing debt	228	226
Corporate related borrowings - current	1,008	640
Total current liabilities	40,196	32,519
Corporate related borrowings - noncurrent	11,735	12,104
Deferred revenue - noncurrent	189	155
Lease liabilities - noncurrent	518	515
Other noncurrent liabilities (includes tax credit carryforwards of $615 in 2026 and $713 in 2025)	2,355	2,025
Total liabilities	54,993	47,318

Stockholders' equity:
Common stock - issued and outstanding	256	257
Capital in excess of par value	17,584	17,783
Retained earnings	6,809	5,806
Accumulated other comprehensive loss	(611)	(525)
Total controlling interests stockholders' equity	24,038	23,321
Noncontrolling interests	33	26
Total stockholders' equity	24,071	23,347
Total liabilities and stockholders' equity	$79,064	$70,665
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Arthur J. Gallagher & Co.
Other Information
(Unaudited - data is rounded where indicated)

OTHER INFORMATION	3rd Q Ended Sept 30, 2026	3rd Q Ended Sept 30, 2025	9 Mths Ended Sept 30, 2026	9 Mths Ended Sept 30, 2025
Basic weighted average shares outstanding (000s)	256,677	256,618	256,815	255,899
Diluted weighted average shares outstanding (000s)	259,369	260,408	259,325	260,090
Number of common shares outstanding at end of period (000s)			256,415	256,805
Workforce at end of period (includes acquisitions):
Brokerage			57,587	55,722
Risk Management			11,454	10,669
Total Company			74,614	71,059

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)
(Unaudited - in millions except per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended September 30, 2026
Brokerage, as reported	$691	$176	$515	$3	$512	$1.97
Net (gains) on divestitures	(13)	(3)	(10)	—	(10)	(0.04)
Acquisition integration	103	26	77	—	77	0.30
Workforce and lease termination	35	8	27	—	27	0.10
Acquisition-related adjustments	68	18	50	—	50	0.19
Amortization of intangible assets	284	72	212	—	212	0.82
Brokerage, as adjusted	$1,168	$297	$871	$3	$868	$3.34

Risk Management, as reported	$83	$22	$61	$—	$61	$0.24
Workforce and lease termination	1	—	1	—	1	—
Acquisition-related adjustments	2	1	1	—	1	0.01
Amortization of intangible assets	7	2	5	—	5	0.02
Risk Management, as adjusted	$93	$25	$68	$—	$68	$0.27

Corporate, as reported	$(259)	$(89)	$(170)	$—	$(170)	$(0.66)
Transaction-related costs	17	3	14	—	14	0.05
Legal and tax-related	(1)	—	(1)	—	(1)	—
Corporate, as adjusted	$(243)	$(86)	$(157)	$—	$(157)	$(0.61)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
17 of 20

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
3rd Q Ended September 30, 2025
Brokerage, as reported	$550	$141	$409	$1	$408	$1.57
Net losses on divestitures	8	2	6	—	6	0.02
Acquisition integration	66	16	50	—	50	0.19
Workforce and lease termination	22	6	16	—	16	0.06
Acquisition-related adjustments	63	16	47	—	47	0.18
Amortization of intangible assets	218	55	163	—	163	0.63
Effective income tax impact	—	(2)	2	—	2	0.01
Levelized foreign currency translation	(6)	(1)	(5)	—	(5)	(0.02)
Brokerage, as adjusted	$921	$233	$688	$1	$687	$2.64

Risk Management, as reported	$68	$18	$50	$—	$50	$0.19
Acquisition integration	2	1	1	—	1	0.01
Workforce and lease termination	4	1	3	—	3	0.01
Amortization of intangible assets	4	1	3	—	3	0.01
Levelized foreign currency translation	1	—	1	—	1	—
Risk Management, as adjusted	$79	$21	$58	$—	$58	$0.22

Corporate, as reported	$(272)	$(86)	$(186)	$—	$(186)	$(0.72)
Transaction-related costs	34	(2)	36	—	36	0.14
Legal and tax-related	24	16	8	—	8	0.03
Corporate, as adjusted	$(214)	$(72)	$(142)	$—	$(142)	$(0.55)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
18 of 20

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Mths Ended September 30, 2026
Brokerage, as reported	$2,521	$643	$1,878	$4	$1,874	$7.22
Net (gains) on divestitures	(28)	(7)	(21)	—	(21)	(0.08)
Acquisition integration	303	77	226	—	226	0.87
Workforce and lease termination	102	25	77	—	77	0.30
Acquisition-related adjustments	187	49	138	—	138	0.53
Amortization of intangible assets	849	218	631	—	631	2.43
Brokerage, as adjusted	$3,934	$1,005	$2,929	$4	$2,925	$11.27

Risk Management, as reported	$229	$61	$168	$—	$168	$0.65
Acquisition integration	2	—	2	—	2	0.01
Workforce and lease termination	4	1	3	—	3	0.01
Acquisition-related adjustments	10	3	7	—	7	0.03
Amortization of intangible assets	21	6	15	—	15	0.06
Risk Management, as adjusted	$266	$71	$195	$—	$195	$0.76

Corporate, as reported	$(778)	$(285)	$(493)	$—	$(493)	$(1.90)
Transaction-related costs	36	6	30	—	30	0.12
Legal, tax and benefit plan-related	38	22	16	—	16	0.06
Clean energy-related	5	2	3	—	3	0.01
Corporate, as adjusted	$(699)	$(255)	$(444)	$—	$(444)	$(1.71)

See "Information Regarding Non-GAAP Measures" beginning on page 9 of 20.
19 of 20

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued
(Unaudited - in millions except per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
9 Mths Ended September 30, 2025
Brokerage, as reported	$2,335	$600	$1,735	$6	$1,729	$6.65
Net (gains) on divestitures	(4)	(1)	(3)	—	(3)	(0.01)
Acquisition integration	151	38	113	—	113	0.43
Workforce and lease termination	77	19	58	—	58	0.22
Acquisition-related adjustments	129	32	97	—	97	0.37
Amortization of intangible assets	596	151	445	—	445	1.71
Effective income tax impact	—	(3)	3	—	3	0.01
Levelized foreign currency translation	1	—	1	—	1	0.01
Brokerage, as adjusted	$3,285	$836	$2,449	$6	$2,443	$9.39

Risk Management, as reported	$182	$48	$134	$—	$134	$0.51
Acquisition integration	6	3	3	—	3	0.02
Workforce and lease termination	11	2	9	—	9	0.03
Acquisition-related adjustments	1	—	1	—	1	0.01
Amortization of intangible assets	16	4	12	—	12	0.04
Levelized foreign currency translation	3	—	3	—	3	0.01
Risk Management, as adjusted	$219	$57	$162	$—	$162	$0.62

Corporate, as reported	$(825)	$(306)	$(519)	$—	$(519)	$(2.00)
Transaction-related costs	86	6	80	—	80	0.31
Legal and tax-related	24	16	8	—	8	0.03
Corporate, as adjusted	$(715)	$(284)	$(431)	$—	$(431)	$(1.66)

See "Information Regarding Non-GAAP Measures" on page 9 of 20.
Contact:
Sara Walsh
630-285-3593 or sara_walsh@ajg.com
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